UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2013

LONGWEI PETROLEUM INVESTMENT
HOLDING LIMITED
(Exact name of registrant as specified in its charter)

Colorado	001-34793	84-1536518
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 30 Dajingyu Street, Xiaojingyu Xiang, Wanbailin District, Taiyuan City, Shanxi Province, China P.C.		030024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (727) 641-1357

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 5, 2013, Longwei Petroleum Investment Holding Limited (the “Company”) received a Notice of Delisting from the NYSE MKT (the “Exchange”) that its securities are subject to being delisted from the Exchange for failure to comply with Sections 132(e), 134, 801(h), 803(B)(2)(c), 803(B)(4), 1101, 1003(d) and 1003(f)(iii) of the NYSE MKT Company Guide (the “Company Guide”).  As previously report in the Company’s Current Report on Form 8-K filed on February 1, 2013, two of the Company’s independent board members and members of the Company’s audit committee resigned, leaving one independent member on the Company’s board and audit committee.  Additionally, on February 19, 2013, the Company failed to file its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2012 within the requisite time period, including permissible extension period.   Furthermore, the Company is in violation of (i) Section 132 (e) of the Company Guide which requires the Company to provide additional information  requested by the Exchange deemed necessary to make a determination regarding a security’s continued listing, (ii) Section 1003(d) of the Company Guide, which states that securities of an issuer failing to comply with its listing or other agreements with the Exchange or the SEC are subject to suspension, (iii) Section 1003(f)(iii) which states that the Exchange may suspend or remove the listing of an issuer’s securities if the issuer or management engages in operations which, in the opinion of the Exchange, are contrary to the public interest; and (iv) Section 803(B)(4) of the Company Guide, which governs the responsibility and authority of a listed issuer’s audit committee. Upon the delisting of the Company’s securities from the Exchange, they will thereafter be quoted on OTC Markets Inc.  The Company will provide updated information regarding the foregoing as such information becomes available.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release Dated March 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 11, 2013

LONGWEI PETROLEUM INVESTMENT HOLDING LTD.

/s/ Michael Toups
Michael Toups
Chief Financial Officer